EXHIBIT 10.10





                       VENTURE STORES, INC.

                     1997 STOCK OPTION PLAN







                       VENTURE STORES, INC.
                      1997 STOCK OPTION PLAN

Section 1.   Establishment and Purpose . . . . . . . . . . . .  1

Section 2.   Definitions . . . . . . . . . . . . . . . . . . .  1

Section 3.   Administration. . . . . . . . . . . . . . . . . .  3

Section 4.   Shares Reserved Under the Plan. . . . . . . . . .  3

Section 5.   Participants. . . . . . . . . . . . . . . . . . .  3

Section 6.   Types of Options. . . . . . . . . . . . . . . . .  4

Section 7.   Award Date and Option Agreement . . . . . . . . .  4

Section 8.   Incentive Stock Options . . . . . . . . . . . . .  4

Section 9.   Nonqualified Stock Options. . . . . . . . . . . .  4

Section 10.  Adjustment Provisions . . . . . . . . . . . . . .  5

Section 11.  Change of Control . . . . . . . . . . . . . . . .  5

Section 12.  Nontransferability. . . . . . . . . . . . . . . .  6

Section 13.  Taxes . . . . . . . . . . . . . . . . . . . . . .  6

Section 14.  No Right to Employment. . . . . . . . . . . . . .  7

Section 15.  Duration, Amendment and Termination . . . . . . .  7

Section 16.  Effect on Options of Termination of Employment. .  7

Section 17.  Miscellaneous Provisions. . . . . . . . . . . . . .8




                       VENTURE STORES, INC.

                      1997 STOCK OPTION PLAN


              Section 1.  Establishment and Purpose.

   Venture Stores, Inc. hereby establishes a long term incentive plan to be named the Venture Stores, Inc. 1997 Stock Option Plan, for certain Associates of the Company. The purpose of this Plan is to provide for the grant of Options to certain Associates of the Company, as the Administrator of the Plan designates, and thus provide an incentive for continuation of the efforts of Associates for the success of the Company and for continuity of employment.


                     Section 2.  Definitions.

   Whenever used herein, the following terms shall have the respective meanings set forth below:

   (a) Act means the Securities Exchange Act of 1934, as amended from time to time.

   (b)  Administrator means the Chief Executive Officer of the
        Company.

   (c)  Associate means an employee of the Company, excluding
        (i) any Reporting Person, and (ii) any other employee of the Company at or above the level of Senior Vice President who reports directly to the Administrator.

   (d) Award Date means the date as of which an Option is granted, unless another date is specified by the Administrator at the time such Option is granted.

   (e) Base Price means a price fixed by the Administrator at which an Option may be exercised, which shall not be less than 100% of the Fair Market Value of a share of Stock on the Award Date of such Option.

   (f)  Board means the Board of Directors of the Company.

   (g) Cause means (i) the knowing and continued failure by the Participant substantially to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of 15 days after the Company delivers to the Participant a demand for substantial performance, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties; or (ii) the knowing engagement by the Participant in misconduct which is materially and demonstrably injurious to the Company; provided, however, that no act or failure to act shall be considered "knowing" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in (or not opposed to) the best interest of the Company.

   (h)  Change of Control is defined in Section 11.

   (i) Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

   (j) Company means Venture Stores, Inc., a Delaware corporation, and any subsidiary corporation within the meaning of subsections 424(f) and (g) of the Code, or any successor provisions.

   (k) Common Stock means the Common Stock, $1.00 par value per share, of the Company.

   (l) Disability means a physical and/or mental condition that renders a Participant unable to perform the duties of his position on a full-time basis for a period of one hundred eighty (180) consecutive days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Participant will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination. For purposes of Section 16 hereof, Disability shall mean the date which is the last date on which a Participant is considered to be an employee of the Company following the Company's determination that the Participant is suffering from a Disability.

   (m) Fair Market Value means, for any particular date, (i) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock as reported in the consolidated reporting system, (ii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange, but when prices for the Common Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last transaction price per share as quoted by National Market System of NASDAQ, (iii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Common Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, or (iv) the market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the next preceding day when the markets were open.

   (n) Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an incentive stock option within the meaning of Section 422 of the Code, a nonqualified stock option, or any other type of option encompassed by the Code.

   (o) Option Agreement means the written agreement evidencing an Option granted under the Plan, which shall be executed by the Company and the Participant.

   (p) Participant means any Associate designated by the Administrator to participate in the Plan.

   (q) Reporting Person means a person subject to Section 16 of the Act.

   (r) Retirement (including Normal and Early Retirement) means termination of employment with eligibility for normal or early retirement benefits under the terms of the Venture Stores, Inc. Retirement Plan, as amended and in effect at the time of such termination of employment. Generally, the Retirement Plan provides for benefits to be payable at age 65; reduced benefits may also be payable upon early retirement (to those who have attained age 55 and have at least five years of regular service).

   (s)  Stock means authorized and unissued shares of Common
        Stock or reacquired shares of Common Stock held in treasury.

   (t) Taxable Event means an event requiring Federal, state or local tax to be withheld with respect to an Option granted hereunder, including but not limited to the exercise of Nonqualified Stock Options or the making by a Participant of an election under Section 83(b) of the Code.

   (u) Vested or Vesting means, with respect to any Option, that the Option shall be exercisable.


                   Section 3.  Administration.

   The Plan will be administered by the Administrator. The determinations of the Administrator shall be made in accordance with his judgment as to the best interests of the Company and its shareowners and in accordance with the purpose of the Plan. Determinations, interpretations, or other actions made or taken by the Administrator pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.


           Section 4.  Shares Reserved Under the Plan.

   There is hereby reserved for issuance under the Plan an aggregate of 350,000 shares of Stock, which may be authorized but unissued or treasury shares. Stock underlying outstanding Options will be counted against the Plan maximum while such Options are outstanding. Calculations of the number of shares remaining available for issuance under the Plan shall be by those methods permissible under applicable legal requirements which result in the greatest number of shares remaining available for issuance.


                    Section 5.  Participants.

   Participants will consist of such Associates of the Company as the Administrator in his sole discretion determines have an impact on the success and future growth and profitability of the Company. Designation of a Participant on any one occasion shall not require the Administrator to designate such person to receive an Option on any other occasion or to receive the same type or amount of Options as granted to the Participant on any other occasion or as granted to any other Participant on any occasion. The Administrator shall consider such factors as he deems pertinent in selecting Participants and in determining the type and amount of their respective Options.


                  Section 6.  Types of Options.

   The following types Options may be granted under the Plan:
(a) Incentive Stock Options (as described below),
(b) Nonqualified Stock Options (as described below), and (c) any other type of option encompassed by the Code. Except as specifically limited herein, the Administrator shall have complete discretion in determining the type and number of Options to be granted to any Participant, and the terms and conditions which attach to each Option, which terms and conditions need not be uniform as between different Participants. All Options shall be in writing. Notwithstanding any other provision of this Plan, Options for not more than 50,000 shares of Stock may be granted to any individual Participant under the Plan.


           Section 7.  Award Date and Option Agreement.

   All Options granted under the Plan shall be granted as of an Award Date. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Option, and shall hand deliver or mail to the Participant an Option Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Option Agreement within thirty days after the date of mailing or delivery by the Company of the Option Agreement to the Participant. The Option Agreement shall set forth the terms of the Option, including without limitation (to the extent applicable to the particular Option) the amount and type of the Option, exercise period, term, restrictions, vesting, and procedures to be followed to exercise the Option. If the Participant shall fail to execute and return the written Option Agreement within said thirty-day period, his or her Option may be terminated in the discretion of the Administrator, except that if the Participant dies within said thirty-day period such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.


               Section 8.  Incentive Stock Options.

   Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the Award Date. Said purchase price may be paid by check or, in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, provided such shares have been held by such Participant for longer than six months. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the Award Date. The aggregate Fair Market Value (determined as of the Award Date) of the Stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company) shall not exceed $100,000.

   Provisions relating to the effect of termination of employment on Incentive Stock Options are set forth in Section 16 hereof and shall take precedence over and supersede anything hereinabove in this Section 8 to the contrary.

             Section 9.  Nonqualified Stock Options.

   Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices determined by the Committee, provided, however, that such purchase price may not be less than 100% of the Fair Market Value of the Stock on the Award Date. The purchase price may be paid by check or, in the discretion of the Administrator, by the delivery of shares of Common Stock then owned by the Participant, provided such shares have been held by such Participant for longer than six months. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the Award Date.
The Administrator shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

   Provisions relating to the effect of termination of employment on Nonqualified Stock Options are set forth in Section
16 hereof and shall take precedence over and supersede anything hereinabove in this Section 9 to the contrary.

               Section 10.  Adjustment Provisions.

        (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Option, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Option shall not be changed. Options may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

        (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.


                 Section 11.  Change of Control.

   Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Administrator has granted an Option under this Plan shall so provide, upon a Change of Control outstanding Options shall become immediately and fully exercisable or payable according to the following terms:

        (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

        (b) For purposes of this Plan, Change of Control shall be deemed to have occurred if: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Act, (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
   (i), (iii) or (iv) of this subsection) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;
   (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other Company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


                 Section 12.  Nontransferability.

   Each Option granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, exercise or payment shall be made only:

        (a) By or to the person(s) named as beneficiaries pursuant to Section 17(a) hereof, or, if none, by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

        (b) To the extent that the deceased Participant was entitled thereto at the date of his death (including any vesting of Options upon death pursuant to Section 16(b) hereof).


                       Section 13.  Taxes.

   The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any Option, if any such tax is payable, until indemnified to its satisfaction. The Administrator, in his sole and absolute discretion, may permit a person entitled to any such delivery, by notice to the Company at the time the requirement for such delivery is first established, to elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), such reduction to be calculated based on a closing market price on the date of such Taxable Event.


               Section 14.  No Right to Employment.

   A Participant's right, if any, to continue to serve the Company as an officer, Associate, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.


        Section 15.  Duration, Amendment and Termination.

   No Option shall be granted more than ten years after the effective date of this Plan; provided, however, that the terms and conditions applicable to any Option granted within such period may be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein after the expiration of such ten-year period. To the extent that any Options which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such Options would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant Options that so qualify (including the authority to grant, simultaneously or otherwise, Options which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Options under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Option or change the terms and conditions thereof without the Participant's consent.

   Termination of the Plan shall not affect any Option previously granted pursuant to the Plan; the terms, conditions and restrictions applicable to such Options shall remain in effect until such terms, conditions and restrictions shall have lapsed, all in accordance with their terms as of the Award Date or as modified in accordance with the terms of the Plan.

   Section 16.  Effect on Options of Termination of Employment.

   The following Plan provisions relating to the effect on Options of termination of employment are subject to the following qualification(s): (i) in no case shall Options be exercisable after the expiration date set forth in the Option Agreement with respect to such Options, and (ii) leaves of absence granted by the Company for military service, illness prior to Disability, and transfers of employment within the Company shall not constitute termination of employment.

   (a)       On Normal or Early Retirement:

             (1) Incentive Stock Options become fully Vested at the time of Retirement and remain exercisable for three years following Retirement. If the optionee dies during such three-year period, the Options shall remain exercisable for the longer of (i) the remainder of the three-year period, or (ii) one year following the death. (Note: Under the Code as in effect at the date of adoption of the Plan, Incentive Stock Options exercised after three months after the date of Retirement will be treated as Nonqualified Stock Options.)

             (2)  Nonqualified Stock Options become fully
                  Vested at the time of Retirement and remain exercisable for three years following Retirement. If the optionee dies during such three-year period, the Options shall remain exercisable for the longer of (i) the remainder of the three-year period, or (ii) one year following the death.

   (b)       On Disability or death:

             (1) Incentive Stock Options become fully Vested at the time of Disability or death and remain exercisable for one year following Disability or death. If the optionee dies during such one-year period following Disability, the Options shall remain exercisable for one year following the death. (Note: Under the Code as in effect at the date of adoption of the Plan, Incentive Stock Options exercised after three months after the date of less than total and permanent Disability will be treated as Nonqualified Stock Options.)

             (2)  Nonqualified Stock Options become fully
                  Vested at the time of Disability or death and remain exercisable for one year following Disability or death. If the optionee dies during such one-year period following Disability, the Options shall remain exercisable for one year following the death.

   (c) On voluntary cessation of employment for any reason other than Retirement, all unexercised Options (but not Stock issued or issuable on account of Options already exercised), shall be forfeited, provided that the Administrator in his sole discretion may cause the immediate Vesting of all or a portion of the Options granted to the Participant, and/or the continuation of the exercise period of all or a portion of the Options granted to the Participant, subject to such terms and conditions as the Administrator may determine.

   (d) On involuntary termination for Cause, all unexercised Options (but not Stock issued or issuable on account of Options already exercised), shall be forfeited.

   (e) On involuntary termination for any reason other than Cause, all unexercised Options (but not Stock issued or issuable on account of Options already exercised), shall be forfeited, provided that the Administrator in his sole discretion may cause the immediate Vesting of all or a portion of the Options granted to the Participant, and/or the continuation of the exercise period of all or a portion of the Options granted to the Participant, subject to such terms and conditions as the Administrator may determine.

              Section 17.  Miscellaneous Provisions.

   (a) Naming of Beneficiaries. In connection with an Option granted pursuant to the Plan, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

   (b) Successors. All obligations of the Company under the Plan with respect to Options issued hereunder shall be binding on any successor to the Company.

   (c) Governing Law. The Plan, and all agreements under the Plan, shall be construed in accordance with, and governed by, the internal laws of the State of Missouri, without reference to applicable conflict of laws provisions.

   (d) Effective Date. The effective date of this Plan is March 6, 1997.